EXHIBIT 10.4

ENERGOUS CORPORATION

PERFORMANCE SHARE UNIT PLAN

(as amended and restated June 16, 2021)

Energous Corporation, a Delaware corporation, sets forth herein the terms and conditions of its Performance Share Unit Plan, as follows:

1.PURPOSE

The Plan is intended to enhance the ability of the Company and its Affiliates to attract and retain highly qualified officers, non- employee directors, key employees, consultants, and advisors, and to motivate such officers, directors, key employees, consultants, and advisors to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of Performance Share Units.

2.DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1“Acquiror” shall have the meaning set forth in Section 10.2.1.

2.2 “Affiliate” means any company or other trade or business that “controls,” is “controlled by,” or is “under common control” with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including any Subsidiary.

2.3 “Award” means a grant under the Plan of Performance Share Units.

2.4 “Award Agreement” means a written agreement between the Company and a Grantee, in substantially the form set forth as Exhibit A (or such other form as the Committee may determine from time to time), that evidences and sets out the terms and conditions of an Award.

2.5 “Board” means the Board of Directors of the Company.

2.6 “Business Combination” shall have the meaning set forth in Section 10.2.2.

2.7 “Cause” shall be defined as that term is defined in the Grantee’s offer letter or other applicable employment or severance agreement; or, if there is no such definition, “Cause” means: (i) the commission of any act by a Grantee constituting financial dishonesty against the Company or its Affiliates (which act would be chargeable as a crime under applicable law); (ii) a Grantee’s engaging in any other act of dishonesty, fraud, intentional misrepresentation, moral turpitude, illegality, or harassment which would (a) materially adversely affect the business or the reputation of the Company or any of its Affiliates with their respective current or prospective customers, suppliers, lenders, or other third parties with whom such entity does or might do business or (b) expose the Company or any of its Affiliates to a risk of civil or criminal legal damages, liabilities, or penalties; (iii) the repeated failure by a Grantee to follow the directives of the chief executive officer of the Company or any of its Affiliates or the Board, or (iv) any material misconduct, violation of the Company’s or Affiliates’ policies, or willful and deliberate non-performance of duty by the Grantee in connection with the business affairs of the Company or its Affiliates.

2.8 “Change in Control” shall have the meaning set forth in Section 10.2.2.

2.9 “Closing Share Price” shall mean the closing or last sale price of one Share, as reported on the Nasdaq Stock Market, or such other stock exchange constituting the principal exchange on which the Shares are traded, for the applicable date, or if the applicable date is not a trading day, the trading day immediately preceding the applicable date.

2.10“Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. References to the Code shall include the valid and binding governmental regulations, court decisions, and other regulatory and judicial authority issued or rendered thereunder.

2.11“Committee” means the Compensation Committee of the Board, or such other committee as determined by the Board. The Compensation Committee of the Board may designate a subcommittee of its members to serve as the Committee (to the extent the Board has not designated another person, committee, or entity as the Committee). The Board shall cause the Committee to satisfy the applicable requirements of any securities exchange on which the Shares may then be listed. For purposes of Awards to Grantees who are subject to Section 16 of the Exchange Act, Committee means all of the members of the Compensation Committee who are “non-employee directors” within the meaning of Rule 16b-3 adopted under the Exchange Act.

2.12“Company” means Energous Corporation, a Delaware corporation.

2.13“Common Stock” means the common stock of the Company, par value $.00001 per share.

2.14“Consultant” means a consultant or advisor that provides bona fide services to the Company or any Affiliate and who qualifies as a consultant or advisor for purposes of Form S-8.

2.15“Disability” shall be defined as that term is defined in the Grantee’s offer letter or other applicable employment agreement; or, if there is no such definition, “Disability” means the Grantee is unable to perform each of the essential duties of such Grantee’s position by reason of a medically-determinable physical or mental impairment that is potentially permanent in character or that can be expected to last for a continuous period of not less than 12 months.

2.16“Effective Date” means June 16, 2021, the date the Plan was approved by the Stockholders.

2.17“Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended. References to the Exchange Act shall include the valid and binding governmental regulations, court decisions, and other regulatory and judicial authority issued or rendered thereunder.

2.18“Fair Market Value” of a Share as of a particular date means (i) if the Shares are listed on a national securities exchange, the closing or last price of a Share on the composite tape or other comparable reporting system for the applicable date, or if the applicable date is not a trading day, the trading day immediately preceding the applicable date, or (ii) if the Shares are not then listed on a national securities exchange, or the value of Shares is not otherwise determinable, such value as determined by the Board.

2.19“Grant Date” means the latest to occur of (i) the date as of which the Board approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6, or (iii) such other date as may be specified by the Board in the Award Agreement.

2.20“Grantee” means a person who receives or holds an Award.

2.21“Incumbent Directors” shall have the meaning set forth in Section 10.2.2.

2.22“Issued Shares” means, collectively, all outstanding Shares issued pursuant to Awards.

2.23“New Shares” shall have the meaning set forth in Section 10.1.

2.24“Performance Metric” means any one or more of the following performance metrics, either individually, alternatively or in any combination, applied on a company-wide, subsidiary, division, business unit or line of business basis:

•	cash flow or liquidity measures (including without limitation free cash flow and cash flow from operating, investing or financing activities or any combination thereof);
•	assets;
•	revenue (whether net or gross, related to any one or more products, services or customers);
•	costs or expenses;
•	margins (gross margin, operating margin or other), as improvement in margins;
•	return on assets, equity, investment, revenue, sales, capital, net capital employed or total shareholder return;
•	income (including operating income, pre-tax income, net income or any other measure of income) on an aggregate or per share basis;
•	earnings or loss (including measures of adjusted earning and loss such as EBITDA) and per share measure of earnings;
•	indebtedness;
•	credit rating;
•	profit (gross or net) or sales (before or after taxes);
•	ratios (including one or more of price to earnings, debt to assets, debt to net assets and ratios regarding liquidity, solvency, fiscal capacity, productivity or risk);
•	economic value added;
•	stock price or market capitalization;
•	achievement of key corporate initiatives, projects or customer wins;
•	regulatory goals or milestones including the advancement of governmental permitting and approval processes;
•	research and development milestones, including contract-related milestones;
•	product invention or innovation;
•	goals related to development, design, fabrication, production or fulfillment;
•	backlog, billings or bookings;
•	employee retention, productivity and satisfaction metrics;
•	any other metric that is capable of measurement as determined by the Committee.

2.25 “Performance Share Unit” means a bookkeeping entry reflecting the right of a Grantee to receive a Share in the future, on the terms and subject to the conditions of Section 8 and the applicable Award Agreement.

2.26“Plan” means this Energous Corporation Performance Share Unit Plan (formerly known as the 2015 Performance Share Unit Plan).

2.27“Prior Amendment Date” means May 26, 2020.

2.28“Section 409A” means Code Section 409A.

2.29“Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended. References to the Securities Act shall include the valid and binding governmental regulations, court decisions, and other regulatory and judicial authority issued or rendered thereunder.

2.30“Separation from Service” means a termination of Service of or by a Service Provider for any reason or no reason; provided, however, that if any Award governed by Section 409A is to be distributed on a Separation from Service, then the definition of Separation from Service for such purposes shall comply with the definition provided in Section 409A.

2.31“Service” means service as a Service Provider to the Company or an Affiliate. A Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate.

2.32“Service Provider” means an employee, officer, non-employee member of the Board, or Consultant of the Company or an Affiliate.

2.33“Share” means a share of Common Stock.

2.34“Stockholders” means the stockholders of the Company.

2.35“Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Code Section 424(f).

2.36“Termination Date” means May 16, 2028, unless the Plan is earlier terminated by the Board under Section 5.2.

2.37“Voting Securities” shall have the meaning set forth in Section 10.2.2.

3.ADMINISTRATION OF THE PLAN

3.1General

The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and bylaws and applicable law. The Board shall have the power and authority to delegate its responsibilities hereunder to the Committee, which shall have full authority to act in accordance with its charter (as in effect from time to time), and with respect to the power and authority of the Board to act hereunder, all references to the Board shall be deemed to include a reference to the Committee, unless such power or authority is specifically reserved by the Board. Except as specifically provided in Section 9 or as otherwise may be required by applicable law, regulatory requirement, or the certificate of incorporation or the bylaws of the Company, the Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award, or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan. The Committee shall administer the Plan; provided, however, the Board shall retain the right to exercise the authority of the

Committee to the extent consistent with applicable law and the applicable requirements of any securities exchange on which the Shares may then be listed. All decisions and actions by the Board or the Committee under the Plan, including the interpretation or construction of any provision of the Plan, any Award, or any Award Agreement, shall be in the sole discretion of the Board or the Committee, as applicable, and shall be final, binding, and conclusive. Without limitation, the Board shall have full and final power and authority, subject to the other terms and conditions of the Plan, to:

(a)designate Grantees;

(b)determine the number of Shares to be subject to an Award;

(c)establish the terms and conditions of each Award;

(d)prescribe the form of each Award Agreement; and

(e)amend, modify, or supplement the terms of any outstanding Award, including the authority, in order to effectuate the purposes of the Plan, to modify Awards to foreign nationals or individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom.

3.2Forfeitures; Clawbacks

Upon notification of a Separation from Service for Cause, any outstanding Award held by the Grantee, whether vested or unvested, shall terminate immediately, such Award shall be forfeited, and the Grantee shall have no further rights thereunder.

Any Award, amount, or benefit received under the Plan shall be subject to potential cancellation, recoupment, rescission, payback, or other action in accordance with the terms of any applicable Company clawback policy or any applicable law, as may be in effect from time to time, including the requirements of (i) Section 304 of the Sarbanes Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any implementing rules and regulations thereunder; (ii) similar rules under the laws of any other jurisdiction; and (iii) any policies adopted by the Company to implement such requirements, all to the extent determined by the Board to be applicable to the Grantee. By accepting an Award, the Grantee shall be deemed to have acknowledged and consented to the Company’s application, implementation, and enforcement of any applicable Company clawback policy that may apply to the Grantee, whether adopted prior to or following the date of the Award, and any provision of applicable law relating to cancellation, recoupment, rescission, or payback of compensation, and to have agreed that the Company may take such actions as may be necessary to effectuate any such policy or applicable law, without further consideration or action.

If the Grantee breaches a non-competition, non-solicitation, non-disclosure, non-disparagement, or other restrictive covenant set forth in an Award Agreement or any other agreement between the Grantee and the Company or any Affiliate, whether during the Grantee’s Service or after the Grantee’s Separation from Service, in addition to any other penalties or restrictions that may apply under any such agreement, state law, or otherwise, the Grantee shall forfeit or pay to the Company:

(i)any and all outstanding Awards granted to the Grantee, including Awards that have become earned or vested;

(ii)any Shares held by the Grantee in connection with the Plan that were acquired by the Grantee after the Grantee’s Separation from Service and within the 12-month period immediately preceding the Grantee’s Separation from Service; and

(iii)the profit realized by the Grantee from the sale, or other disposition for consideration, of any Shares received by the Grantee in connection with the Plan after the Grantee’s Separation from Service, and within the 12-month period immediately preceding the Grantee’s Separation from Service where such sale or disposition occurs in such similar time period.

3.3Deferral Arrangement

The Board may permit or require the deferral of any Award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish and in accordance with Section 409A, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred stock units.

3.4No Liability

No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any Award, or Award Agreement.

4.SHARES SUBJECT TO THE PLAN

Subject to adjustment under Section 10, the aggregate number of Shares available for the grant of Awards shall be increased by an additional 1,700,000 Shares, for a total of 5,110,104. In the event that Shares previously issued under the Plan on or after the Prior Amendment Date are reacquired by the Company pursuant to a forfeiture provision, or repurchase by the Company, such Shares shall be added to the number of Shares then available for issuance under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued Shares, treasury Shares, or Shares purchased on the open market or otherwise.

5.EFFECTIVE DATE, DURATION AND AMENDMENTS

5.1Term

The Plan shall be effective as of the Effective Date, provided that it has been approved by the Stockholders. The Plan shall terminate automatically on the Termination Date and may be terminated on any earlier date as provided in Section 5.2.

5.2Amendment and Termination of the Plan

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any Awards that have not been made. An amendment shall be contingent on approval of the Stockholders to the extent stated by the Board, required by applicable law, or required by applicable securities exchange listing requirements. No Awards shall be made after the Termination Date. The applicable terms and conditions of the Plan, and any terms and conditions applicable to Awards granted prior to the Termination Date, shall survive the termination of the Plan and continue to apply to such Awards. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, materially impair rights or obligations under any Award theretofore awarded.

6.AWARD ELIGIBILITY

Awards may be made to any Service Provider as the Committee shall determine and designate from time to time.

7.AWARD AGREEMENT

The grant of any Award may be contingent upon the Grantee executing an Award Agreement. Without limiting the foregoing, an Award Agreement may be provided in the form of a notice which provides that acceptance of the Award constitutes acceptance of all terms of the Plan and the notice. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan.

8.TERMS AND CONDITIONS OF PERFORMANCE SHARE UNITS

8.1Performance Measures and Terms and Conditions

Performance Share Units shall be eligible to become earned during an applicable performance period based upon the applicable Performance Metric chosen by the Board. At the time of grant, the Board may establish a period of time and any additional terms and conditions applicable to Performance Share Units. Each Award may use different Performance Metrics.

8.2Rights of Holders of Performance Share Units

8.2.1Settlement of Performance Share Units

Performance Share Units shall be settled in Shares in accordance with the terms of the applicable Award Agreement.

8.2.2Voting and Dividend Rights

Holders of Performance Share Units shall not have rights as Stockholders, including voting or dividend or dividend equivalent rights.

8.2.3Creditor’s Rights

A holder of Performance Share Units shall have no rights other than those of a general creditor of the Company. Performance Share Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the Plan and the applicable Award Agreement.

8.3Delivery of Shares

Upon the satisfaction of all applicable terms and conditions prescribed by the Board, the restrictions applicable to Performance Share shall lapse, and a stock certificate for such Shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be; provided, however, that the Company may elect to satisfy any requirement for the delivery of stock certificates through the use of book entry.

8.4Maximum number of Performance Share Units

The maximum number of Shares that may be subject to Performance Share Units that are granted to any one Grantee during any calendar year shall be 639,075.

9.REQUIREMENTS OF LAW

9.1General

The Company shall not be required to issue Shares under any Award if the issuance of such Shares would constitute a violation by the Grantee, any other person, or the Company of any provision of any law or regulation of any governmental authority, including any federal or state securities laws or regulations. If at any time the Company determines that the listing, registration, or qualification of any Shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of Shares hereunder, no Shares may be issued or sold to the Grantee or any other person pursuant to such Award unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award.

Specifically, in connection with the Securities Act, upon the delivery of any Shares underlying an Award, unless a registration statement under such Act is in effect with respect to the Shares covered by such Award, the Company shall not be required to sell or issue such Shares unless the Board has received evidence satisfactory to it that the Grantee or other person may acquire such Shares pursuant to an exemption from registration under the Securities Act. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the issuance of Shares pursuant to the Plan to comply with any law or regulation of any governmental authority.

9.2Rule 16b-3

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards granted to officers and directors will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board or Committee does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may modify the Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

10.EFFECT OF CHANGES IN CAPITALIZATION

10.1Adjustments for Changes in Capital Structure

Subject to any required action by the Stockholders, in the event of any change in the Shares effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the Stockholders in a form other than Shares (excepting normal cash dividends) that has a material effect on the Fair Market Value of Shares, appropriate and proportionate adjustments shall be made in the number and class of Shares subject to the Plan and to any outstanding Awards in order to prevent dilution or enlargement of Grantees’ rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” If a majority of the Shares that are of the same class as the Shares that are subject to outstanding Awards are exchanged for, converted into, or otherwise become (whether or not pursuant to a Change in Control) shares of another corporation (the “New Shares”), the Board may unilaterally amend the outstanding Awards to provide that such Awards are for New Shares. In the event of any such amendment, the number of shares subject to the outstanding Awards and the outstanding Awards shall be adjusted by the Board in a fair and equitable manner. The Board may also make such adjustments in the terms of any Award to reflect, or related to, such changes in the capital structure of the Company or distributions as it deems appropriate. Adjustments determined by the Board pursuant to this Section 10.1 shall be made in accordance with Section 409A to the extent applicable.

10.2Change in Control

10.2.1Consequences of a Change in Control

Subject to the requirements and limitations of Section 409A if applicable, the Board may provide for any one or more of the following in connection with a Change in Control:

(a)Accelerated Vesting. In the event of a Change in Control, all outstanding Awards made to non-employee directors shall be automatically deemed earned based on the applicable transaction price and such Awards shall be payable in full in connection therewith and any portion of any outstanding Award not earned based on the applicable transaction price shall be cancelled and forfeited. In the event of a Change in Control, all other outstanding Awards shall be automatically deemed earned based on the applicable transaction price and such Awards shall be payable as provided in the applicable Award Agreement and any portion of any outstanding Award not earned based on the applicable transaction price shall be cancelled and forfeited.

(b)Assumption, Continuation, or Substitution. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any Grantee, either assume or continue the Company’s rights and obligations under each or any Award or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding Award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock, as applicable. For purposes of this Section 10.2.1, if so determined by the Board, an Award denominated in Shares shall be deemed assumed if, following the Change in Control, the Award confers the right to receive, subject to the terms and conditions of the Plan and the applicable Award Agreement, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property, or a combination thereof) to which a holder of a Shares on the effective date of the Change in Control was entitled; provided, however, that if such consideration is not solely common stock of the Acquiror, the Board may, with the consent of the Acquiror, provide for the consideration to be received upon the settlement of the Award, for each Share subject to the Award, to consist solely of common stock of the Acquiror equal in Fair Market Value to the per Share consideration received by holders of Shares pursuant to the Change in Control. If any portion of such consideration may be received by holders of Shares pursuant to the Change in Control on a contingent or delayed basis, the Board may determine such Fair Market Value per Share as of the time of the Change in Control on the basis of the Board’s good faith estimate of the present value of the probable future payment of such consideration. Any Award or portion thereof which is neither assumed or continued by the Acquiror in connection with the Change in Control nor settled as of the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control.

(c)Cash-Out of Awards. The Board may, without the consent of any Grantee, determine that, upon the occurrence of a Change in Control, each or any Award or a portion thereof outstanding immediately prior to the Change in Control and not previously settled shall be canceled in exchange for a payment with respect to each vested Share (and each unvested Share, if so determined by the Board) subject to such canceled Award in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per Shares in the Change in Control. If any portion of such consideration may be received by holders of Shares pursuant to the Change in Control on a contingent or delayed basis, the Board may determine such Fair Market Value per Share as of the time of the Change in Control on the basis of the Board’s good faith estimate of the present value of the probable future payment of such consideration. In the event such determination is made by the Board, the amount of such payment (reduced by applicable withholding taxes, if any) shall be paid to Grantees in respect of the vested portions of their canceled Awards as soon as practicable following the date of the Change in Control and in respect of the unvested portions of their canceled Awards in accordance with the vesting schedules applicable to such Awards.

10.2.2Change in Control Defined

A “Change in Control” means the consummation of any of the following events:

(a)the acquisition, other than from the Company, by any individual, entity, or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), other than the Company or any subsidiary, affiliate (within the meaning of Rule 144 promulgated under the Securities Act), or employee benefit plan of the Company, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Voting Securities”); or

(b)a reorganization, merger, consolidation, or recapitalization of the Company (a “Business Combination”), other than a Business Combination in which more than 50% of the combined voting power of the outstanding voting securities of the surviving or resulting entity immediately following the Business Combination is held by the persons who, immediately prior to the Business Combination, were the holders of the Voting Securities; or

(c)a complete liquidation or dissolution of the Company, or a sale of all or substantially all of the assets of the Company; or

(d)during any period of 24 consecutive months, the Incumbent Directors cease to constitute a majority of the Board; “Incumbent Directors” means individuals who were members of the Board at the beginning of such period or individuals whose election or nomination for election to the Board by the Stockholders was approved by a vote of at least a

(e)majority of the then Incumbent Directors (but excluding any individual whose initial election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors).

Notwithstanding the foregoing, if it is determined that an Award is subject to the requirements of Section 409A and payable upon a Change in Control, the Company shall not be deemed to have undergone a Change in Control for purposes of the Plan unless the Company is deemed to have undergone a “change in control event” pursuant to the definition of such term in Section 409A.

10.3Adjustments

Adjustments under this Section 10 related to Shares or other securities of the Company shall be made by the Board. No fractional Shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole Share.

11.NO LIMITATIONS ON COMPANY

The making of Awards shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

12.TERMS APPLICABLE GENERALLY TO AWARDS GRANTED UNDER THE PLAN

12.1Disclaimer of Rights

No provision in the Plan or in any Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company or any Affiliate either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company or any Affiliate. In addition, notwithstanding anything contained in the Plan to the contrary, no Award shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a Service Provider. The obligation of the Company to pay any benefits pursuant to the Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

12.2Nonexclusivity of the Plan

Neither the adoption of the Plan nor the submission of the Plan to the Stockholders for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals), including the granting of stock options as the Board determines desirable.

12.3Withholding Taxes

The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld (i) with respect to the vesting of or other lapse of restrictions applicable to an Award or (ii) otherwise due in connection with an Award. At the time of such vesting or lapse, the Grantee shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Affiliate to withhold the minimum required number of Shares otherwise issuable to the Grantee as may be necessary to satisfy such withholding obligation or (ii) by delivering to the Company or the Affiliate Shares already owned by the Grantee. The Shares so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the Shares used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 12.3 may satisfy his or her withholding obligation only with Shares that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

12.4Captions

The use of captions in the Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or any Award Agreement.

12.5Other Provisions

Each Award Agreement may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board. In the event of any conflict between the terms of an employment agreement and the Plan, the terms of the employment agreement shall govern.

12.6Number and Gender; References

With respect to words used in the Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires. Unless provided otherwise, all references to articles, sections, exhibits, attachments, and the like shall be to articles, sections, exhibits, attachments, and the like in the Plan.

12.7Severability

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

12.8Governing Law

The Plan shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law.

12.9Section 409A

The Plan is intended to comply with Section 409A to the extent subject thereto and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A shall not be treated as deferred compensation unless applicable laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six- month period immediately following the Grantee’s Separation from Service shall instead be paid on the first payroll date after the six- month anniversary of the Grantee’s Separation from Service (or the Grantee’s death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Grantee under Section 409A and neither the Company nor the Committee shall have any liability to any Grantee for such tax or penalty.

12.10Transferability of Awards and Issued Shares

12.10.1Transfers in General

No Award shall be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of by the Grantee to whom it is granted, other than by will or the laws of descent and distribution or under a domestic relations order in settlement of marital property rights and, during the lifetime of the Grantee, only the Grantee personally (or the Grantee’s personal representative) may exercise rights under the Plan.

12.10.2Issued Shares

No Issued Shares shall be sold, assigned, transferred, pledged, hypothecated, given away, or in any other manner disposed of or encumbered, whether voluntarily or by operation of law, unless (i) such transfer is in compliance with the terms of the applicable Award, all applicable securities laws, and with the terms and conditions of the Plan and (ii) the transferee consents in writing to be bound by the provisions of the Plan, if so required by the Board. In connection with any proposed transfer, the Board may require the transferor to provide at the transferor’s own expense an opinion of counsel to the transferor, satisfactory to the Board, that such transfer is in compliance with all foreign, federal, and state securities laws. Any attempted disposition of Issued Shares not in accordance with the terms and conditions of this Section 12.10.2 shall be null and void, and the Company shall not reflect on its records any change in record ownership of any Issued Shares as a result of any such disposition, shall otherwise refuse to recognize any such disposition, and shall not in any way give effect to any such disposition of Issued Shares.